Exhibit 10.22

Confirmation Letter

AMC Corporation (hereinafter referred to as “AMC”) and our company entered into the “YI Store Usage Authorization Agreement” on October 21, 2021 (see attached, hereinafter referred to as the “Signed Agreement”).

Our company hereby confirms that, as of the date of issuance of this confirmation letter, our company is a legally registered entity and the rightful owner of all rights and interests (including but not limited to ownership, trademark rights, usage rights, and operational rights) related to a self-operated store on the Amazon platform (hereinafter referred to as the “Self-Operated Store”).

Our company further confirms the following:

1. Within the term and scope of authorization stipulated in the Signed Agreement, our company has transferred the usage rights and operational rights of the Self-Operated Store, along with the corresponding risks, to AMC. AMC accepts the transfer of such rights and risks and agrees to operate and manage the store in compliance with applicable laws and regulations as well as the terms of the Signed Agreement.

2. AMC assumes full legal responsibility and economic risks associated with the operation of the Self-Operated Store during the term and within the scope of authorization stipulated in the Signed Agreement. However, AMC does not assume any debts or liabilities incurred by our company prior to the execution of the Signed Agreement.

3. During the term and within the scope of authorization stipulated in the Signed Agreement, our company will not unilaterally terminate AMC’s store usage rights without just cause and will not reauthorize the Self-Operated Store to any third party other than AMC.

As of the date of issuance of this confirmation letter, both our company and AMC have been performing the Signed Agreement as agreed, and there are no breaches of contract, no concluded, ongoing, or potential disputes, lawsuits, or any other form of conflicts between the parties.

Hereby confirmed.

Ints Technology (HK) Limited

(Seal)

July, 2024